Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors
China Tailong Holdings Company Limited


We hereby consent to the use in the foregoing Registration Statement on Form SB-2/A of our report dated September 17, 2004, relating to the balance sheet of China Tailong Holdings Company Limited (fka Pacific Dragon Fertilizers Limited) as of December 31, 2003 and the related statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts".



                               /s/ Weinberg & Company, P.A.

                               WEINBERG & COMPANY, P.A.
                               Certified Public Accountants

Boca Raton, Florida
November 3, 2005